UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

NewStar Financial, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 848-2500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2016, NewStar Financial, Inc. (“NewStar” or the “Company”) announced the completion of the sale of its equipment finance business, NewStar Equipment Finance (“NEF”), to Radius Bank (the “Purchaser”). The sale was made pursuant to an Asset Purchase Agreement dated as of December 1, 2016 (the “Purchase Agreement”) by and among NewStar Equipment Finance I, LLC, NewStar Commercial Lease Funding I, LLC, NewStar Commercial Lease Funding 2015-1 LLC, the Purchaser and, for the limited purposes specified in the agreement, the Company. The sale of NEF’s business platform and related assets represents a continuation of the Company’s transformation from a bank-styled, diversified commercial finance company into a more specialized middle market direct lender with a focus on managing assets for institutional investors. The purchase price paid at closing by the Purchaser to the Company was approximately $140 million. Net proceeds to NewStar, net of debt repayment, transaction fees and other retained liabilities, are expected to be approximately $105 million. The purchase price will be subject to adjustment after closing based on a determination of final net investment in receivables of the loans and leases sold to the Purchaser at the closing date. The Company expects to recognize a gain on the sale in the fourth quarter of 2016.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. The Company and the Purchaser are obligated, subject to certain limitations, to indemnify the other for certain customary and specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain third party claims. In addition, for a period of approximately four years following the closing date, the Company has indemnified the Purchaser against losses arising from certain charge-offs relating to the loans and leases sold to the Purchaser at the closing date, subject to a cap that reduces over time and subject to the Company’s right to repurchase the defaulted loan or lease instead.

Prior to the sale, NewStar Commercial Lease Funding I, LLC and NewStar Equipment Finance I, LLC, both of which are subsidiaries of NewStar, repaid approximately $17.0 million, representing the outstanding balance, together with accrued and unpaid interest, under their note purchase agreement dated November 16, 2012, as subsequently amended, through which Wells Fargo Bank had provided a revolving credit facility to fund equipment leases and loans. In addition, on October 17, 2016, NewStar Commercial Lease Funding 2015-1 LLC, also a subsidiary of NewStar, redeemed the remaining amounts outstanding under its September 2015 static asset-backed securitization, in an amount of approximately $9.7 million, representing the balance of the Class A notes held by third party investors.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.1. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, NEF or the Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company to the Purchaser in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and the Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Purchase Agreement may not constitute the actual state of facts about the Company, NEF, or the Purchaser. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, NEF or the Purchaser. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01 Other Events.

The Company issued a press release announcing the sale of its equipment finance business pursuant to the Purchase Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement by and among NewStar Equipment Finance I, LLC, NewStar Commercial Lease Funding I, LLC, NewStar Commercial Lease Funding 2015-1 LLC, Radius Bank and, for the limited purposes specified therein, NewStar Financial, Inc., dated as of December 1, 2016.

99.1	Press Release dated December 1, 2016.

Forward-Looking Statements

Some of the statements in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding future events and the future results of the Company, including the expected gain on sale of NEF that may be recognized, that are based on current expectations, estimates, forecasts and projections about the Company. Words such as “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans”, “projects”, “may”, “will”, “should” and other similar expressions are intended to identify such forward-looking statements. These forward-looking statements are predictions of future events or trends and are not statements of historical matters. These statements are based on current expectations and beliefs of the Company and involve a number of risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Additional information about the economic, competitive, regulatory and other factors that may affect NewStar’s operations is set forth in Item 1A, “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: December 2, 2016	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement by and among NewStar Equipment Finance I, LLC, NewStar Commercial Lease Funding I, LLC, NewStar Commercial Lease Funding 2015-1 LLC, Radius Bank and, for the limited purposes specified therein, NewStar Financial, Inc., dated as of December 1, 2016.

99.1	Press Release dated December 1, 2016.